Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Fidelity Union Street Trust II of our reports dated October 12, 2021 and October 13, 2021, relating to the financial statements and financial highlights, which appear in Fidelity Arizona Municipal Money Market Fund and Fidelity Municipal Money Market Fund’s Annual Reports on Form N-CSR for the year ended August 31, 2021. We also consent to the incorporation by reference in this Registration Statement of our report dated January 13, 2022, relating to the financial statements and financial highlights, which appears in Fidelity Court Street Trust II: Fidelity Connecticut Municipal Money Market Fund’s Annual Report on Form N-CSR for the year ended November 30, 2021. We also consent to the incorporation by reference in this Registration Statement of our report dated February 10, 2022, relating to the financial statements and financial highlights, which appears in Fidelity Municipal Trust II: Fidelity Michigan Municipal Money Market Fund’s Annual Report on Form N-CSR for the year ended December 31, 2021, and to the incorporation by reference in this Registration Statement of our reports dated February 14, 2022, relating to the financial statements and financial highlights, which appear in Fidelity Municipal Trust II: Fidelity Ohio Municipal Money Market Fund and Fidelity Pennsylvania Municipal Money Market Fund’s Annual Reports on Form N-CSR for the year ended December 31, 2021. We also consent to the references to us under the headings “Additional Information About the Funds” and “Experts” in such Registration Statement and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information dated October 30, 2021 for Fidelity Arizona Municipal Money Market Fund and Fidelity Municipal Money Market Fund; January 29, 2022 for Fidelity Connecticut Municipal Money Market Fund and March 1, 2022 for Fidelity Michigan Municipal Money Market Fund, Fidelity Ohio Municipal Money Market Fund and Fidelity Pennsylvania Municipal Money Market Fund, which are also incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
August 3, 2022